UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 19, 2014
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrants' Business and Operations
Item 1.01 - Entry into a Material Definitive Agreement.
On March 19, 2014, Rainmaker Systems, Inc. (the “Company”) and Comerica Bank (the "Bank") entered into a Forbearance and Fourth Modification and Release (the "Forbearance Agreement") relating to the Loan and Security Agreement dated as of June 14, 2012, between the Company and the Bank, as amended (the "Loan Agreement"). Under the Forbearance Agreement, the Bank has agreed to forbear until May 1, 2014 ("the "Forbearance Period") from exercising its rights and remedies arising as a result of the Company's nonpayment of amounts outstanding under its revolving line of credit which matured on December 14, 2013.
The Loan Agreement consists of a revolving line of credit and a term loan, which are secured by substantially all of our consolidated assets. As of March 19, 2014, $2,497,654 was outstanding under the Loan Agreement, consisting of $997,654 outstanding under the revolving line of credit and $1,500,000 outstanding under the term loan.
During the Forbearance Period, the Company agrees to comply with the terms, covenants and provisions in the Loan Agreement and related documents, as amended by the Forbearance Agreement. The Forbearance Agreement amends the Loan Agreement to, among other things, (i) extend the maturity date of the revolving line of credit to May 1, 2014 and make the term loan coterminous with the revolving line of credit, (ii) limit advances under the revolving line of credit to $1,000,000 at any time outstanding, (iii) require the Company to hold $1,562,000 in a segregated deposit account with the Bank as additional collateral for the term loan and a letter of credit in the face amount of $62,000, and (iv) increase the applicable margin for the revolving line of credit to two and one quarter percent (2.25%), and decrease the applicable margin for the term loan to one and one half percent (1.50%), effective as of March 1, 2014.
The Bank may in its discretion terminate the Forbearance Period prior to May 1, 2014, and accelerate amounts then outstanding under the Loan Agreement upon the occurrence of certain events, including any further event of default under the Loan Agreement or failure to satisfactorily address a material accounts payable owing to a customer.
In connection with the Forbearance Agreement, the Company has agreed to pay a forbearance fee of $10,000 to the Bank.
The Forbearance Period is intended to permit additional time for the Company to replace the Bank as the Company’s primary lender.
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

March 25, 2014	/s/ Bradford Peppard
Date	(Signature)
By: Bradford Peppard
Title: Chief Financial Officer